EXHIBIT 3.1

AMENDED AND RESTATED BYLAWS OF

ACCURAY INCORPORATED

(a Delaware corporation)

(as of September 14, 2023)

TABLE OF CONTENTS

Article I CORPORATE OFFICES		1
1.1	REGISTERED OFFICE.	1
1.2	OTHER OFFICES.	1
Article II MEETINGS OF STOCKHOLDERS		1
2.1	PLACE OF MEETINGS.	1
2.2	ANNUAL MEETING.	1
2.3	SPECIAL MEETING.	1
2.4	ADVANCE NOTICE PROCEDURES; NOTICE OF STOCKHOLDERS’ MEETINGS.	1
2.5	MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE.	8
2.6	QUORUM.	8
2.7	ADJOURNED MEETING; NOTICE.	8
2.8	CONDUCT OF BUSINESS.	8
2.9	VOTING.	9
2.10	STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING.	9
2.11	RECORD DATE FOR STOCKHOLDER NOTICE; VOTING; GIVING CONSENTS.	10
2.12	PROXIES.	10
2.13	LIST OF STOCKHOLDERS ENTITLED TO VOTE.	10
2.14	INSPECTORS OF ELECTION.	11
Article III DIRECTORS		11
3.1	POWERS.	11
3.2	NUMBER OF DIRECTORS.	11
3.3	ELECTION, QUALIFICATION AND TERM OF OFFICE OF DIRECTORS.	11
3.4	RESIGNATION AND VACANCIES.	12
3.5	PLACE OF MEETINGS; MEETINGS BY TELEPHONE.	12
3.6	REGULAR MEETINGS.	12
3.7	SPECIAL MEETINGS; NOTICE.	13
3.8	QUORUM; VOTING.	13
3.9	BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING.	13
3.10	FEES AND COMPENSATION OF DIRECTORS.	13
3.11	REMOVAL OF DIRECTORS.	14
3.12	INTERESTED DIRECTORS	14
Article IV COMMITTEES		14
4.1	COMMITTEES OF DIRECTORS.	14
4.2	COMMITTEE MINUTES.	14
4.3	MEETINGS AND ACTION OF COMMITTEES.	15
4.4	SUBCOMMITTEES.	15
Article V OFFICERS		15
5.1	OFFICERS.	15
5.2	APPOINTMENT OF OFFICERS.	15
5.3	SUBORDINATE OFFICERS.	16
5.4	REMOVAL AND RESIGNATION OF OFFICERS.	16
5.5	VACANCIES IN OFFICES.	16
5.6	REPRESENTATION OF SECURITIES OF OTHER ENTITIES.	16
5.7	AUTHORITY AND DUTIES OF OFFICERS.	16
Article VI GENERAL MATTERS		16
6.1	EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS.	16
6.2	STOCK CERTIFICATES; PARTLY PAID SHARES.	17
6.3	SPECIAL DESIGNATION ON CERTIFICATES.	17
6.4	LOST CERTIFICATES.	17
6.5	CONSTRUCTION; DEFINITIONS.	17
6.6	DIVIDENDS.	18
6.7	FISCAL YEAR.	18

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6.8	SEAL.	18
6.9	TRANSFER OF STOCK.	18
6.10	STOCK TRANSFER AGREEMENTS.	18
6.11	REGISTERED STOCKHOLDERS.	18
6.12	WAIVER OF NOTICE.	19
Article VII MANNER OF GIVING NOTICE		19
7.1	NOTICE OF STOCKHOLDERS’ MEETINGS.	19
7.2	NOTICE TO STOCKHOLDERS SHARING AN ADDRESS.	19
7.3	NOTICE TO PERSON WITH WHOM COMMUNICATION IS UNLAWFUL.	19
Article VIII INDEMNIFICATION		19
8.1	INDEMNIFICATION OF DIRECTORS AND OFFICERS.	19
8.2	INDEMNIFICATION OF OTHERS.	20
8.3	PREPAYMENT OF EXPENSES.	20
8.4	DETERMINATION; CLAIM.	20
8.5	NON-EXCLUSIVITY OF RIGHTS.	20
8.6	INSURANCE.	20
8.7	OTHER INDEMNIFICATION.	20
8.8	AMENDMENT OR REPEAL.	21
Article IX AMENDMENTS		21
Article X FORUM FOR ADJUDICATION OF DISPUTES		21

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AMENDED AND RESTATED
BYLAWS OF ACCURAY INCORPORATED
(as of [____], 2023)

Article I

CORPORATE OFFICES

1.1 REGISTERED OFFICE.

The registered office of Accuray Incorporated (the “corporation”) shall be fixed in the corporation’s certificate of incorporation, as the same may be amended from time to time (the “certificate of incorporation”).

1.2 OTHER OFFICES.

The corporation may at any time establish other offices at any place or places.

Article II

MEETINGS OF STOCKHOLDERS

2.1 PLACE OF MEETINGS.

Meetings of stockholders shall be held at any place, within or outside the State of Delaware, designated by the board of directors of the corporation (the “Board”). The Board may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the Delaware General Corporation Law (the “DGCL”). In the absence of any such designation or determination, stockholders’ meetings shall be held at the corporation’s principal executive office.

2.2 ANNUAL MEETING.

The annual meeting of stockholders shall be held each year. The Board shall designate the date and time of the annual meeting. At the annual meeting, directors shall be elected and any other proper business, brought in accordance with Section 2.4 of these bylaws, may be transacted. The Board may cancel, postpone or reschedule any previously scheduled annual meeting at any time, before or after the notice for such meeting has been sent to the stockholders.

2.3 SPECIAL MEETING.

A special meeting of the stockholders may be called at any time by the Board, chairperson of the Board, chief executive officer or president (in the absence of a chief executive officer), but such special meetings may not be called by any other person or persons. The Board may cancel, postpone or reschedule any previously scheduled special meeting at any time, before or after the notice for such meeting has been sent to the stockholders.

The notice of a special meeting shall include the purpose for which the meeting is called. Only such business may be transacted at such special meeting as shall have been brought before the meeting by or at the direction of the Board, chairperson of the Board, chief executive officer or president (in the absence of a chief executive officer). Nothing contained in this paragraph of this Section 2.3 shall be construed as limiting, fixing, or affecting the time when a meeting of stockholders called by action of the Board may be held.

2.4 ADVANCE NOTICE PROCEDURES; NOTICE OF STOCKHOLDERS’ MEETINGS.

(i) Advance Notice of Stockholder Business at Annual Meetings. At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be: (A) brought pursuant to the corporation’s notice of the annual meeting (or any supplement thereto), (B) otherwise properly brought before the meeting by or at the direction of the Board, or any committee thereof that has been formally delegated authority to propose such business pursuant to a resolution adopted by a majority of the authorized number of directors, or (C) otherwise properly brought before the meeting by a stockholder of the corporation who (a) is a stockholder of record at the time of the giving of the notice provided for in this Section 2.4(i), (b) is a stockholder of record on the record date for the determination of stockholders entitled to notice of the annual meeting, (c) is a stockholder of record on the record date for the determination of stockholders entitled to vote at the annual meeting, (d) is a stockholder of record at the time of the annual meeting, and (e) has timely complied in proper written form with the notice procedures set forth in this Section 2.4. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such business must be a proper matter for stockholder action pursuant to these bylaws and applicable law. Except for proposals properly made in accordance with Rule 14a-8 under the Securities Exchange Act of 1934 (as amended and inclusive of rules and regulations thereunder, the “1934 Act”), and included in the notice of meeting given by or at the direction of the Board, for the avoidance of doubt, clause (C) above shall be the exclusive means for a stockholder to bring business before an annual meeting of stockholders.

(1) To comply with clause (C) of Section 2.4(i) above, a stockholder’s notice must set forth all information required under this Section 2.4(i) and must be timely received by the secretary of the corporation (the “secretary”). To be timely, a stockholder’s notice must be received by the secretary at the principal executive offices of the corporation not later than 5:00 p.m., Central Time, on the 90th day nor earlier than 8:00 a.m., Central Time, on the 120th day before the one (1) year anniversary of the date on which the corporation first mailed its proxy materials or a notice of availability of proxy materials (whichever is earlier) for the preceding year’s annual meeting of stockholders; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting for the current year is changed by more than twenty five (25) days from the one-year anniversary of the date of the prior year’s annual meeting, then, for notice by the stockholder to be timely, it must be so received by the secretary at the principal executive offices of the corporation not earlier than 8:00 a.m., Central Time, on the 120th day prior to such annual meeting and not later than 5:00 p.m., Central Time, on the later of (i) the 90th day prior to such annual meeting, or (ii) the 10th day following the date on which Public Announcement (as defined below) of the date of such annual meeting is first made. In no event shall any adjournment, rescheduling, postponement or other delay of an annual meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described in this Section 2.4(i). “Public Announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service, in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the 1934 Act or by such other means as is reasonably designed to inform the public or stockholders of the corporation in general of such information, including, without limitation, posting on the corporation’s investor relations website.

(2) To be in proper written form, a stockholder’s notice to the secretary shall set forth as to each matter of business the stockholder proposes to bring before the annual meeting: (a) a brief description of the business desired to be brought before the annual meeting, the text of the proposed business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend these bylaws, the text of the proposed amendment), and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the corporation’s books, of the stockholder proposing such business and any Stockholder Associated Person (as defined below), (c) the class or series and number of all shares of capital stock of the corporation that are, directly or indirectly, held of record or are beneficially owned by the stockholder or any Stockholder Associated Person, (d) any (i) agreement, arrangement or understanding (including, without limitation and regardless of the form of settlement, any derivative, long or short positions, profit interests, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions and borrowed or loaned shares) that has been entered into by or on behalf of the stockholder or any Stockholder Associated Person with respect to any securities of the corporation (any of the foregoing, a “Derivative Instrument”) including the full notional amount of any securities that, directly or indirectly, underlie any Derivative Instrument, and (ii) other agreement, arrangement or understanding that has been made, the effect or intent of which is to create or mitigate loss to, or to manage the risk or benefit of stock price changes for, or to increase or decrease the voting power or pecuniary or economic interest of, the stockholder or any Stockholder Associated Person with respect to any securities of the corporation, (e) any rights to dividends on the corporation’s securities owned beneficially by the stockholder or any Stockholder Associated Person that are separated or separable from the underlying security, (f) any material interest of the stockholder or any Stockholder Associated Person in such business, (g) any agreements, arrangements, or understandings (whether written or oral) between or among the stockholder or any Stockholder Associated Person, and any other person or persons (including, in each case, their names) in connection with the proposal of such business, (h) any proportionate interest in the corporation’s securities or any Derivative Instruments held, directly or indirectly, by a general or limited partnership in which the stockholder or any Stockholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership, (i) any performance-related fees (other than an asset-based fee) that the stockholder or any Stockholder Associated Person is entitled to based on any increase or decrease in the value of the corporation’s securities or any Derivative Instruments, including, without limitation, any such interests held by members of the immediate family of such persons sharing the same household, (j) any significant equity interests or any Derivative Instruments in any principal competitor of the corporation that are held by the stockholder or any Stockholder Associated Person, (k) any direct or indirect interest of the stockholder or any Stockholder Associated Person in any contract with the corporation, any affiliate of the corporation or any principal competitor of the corporation (in each case, including, without limitation, any employment agreement, collective bargaining agreement or consulting agreement), (l) a representation and undertaking that the stockholder is a holder of record of stock of the corporation as of the date of submission of the stockholder’s notice and intends to appear in person or by proxy at the annual meeting to bring such business before the meeting, (m) any other information relating to the stockholder or any Stockholder Associated Person, or the proposed business that, in each case, would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies in support of such proposal to be brought by such person before the annual meeting, or that may otherwise be required, pursuant to Section 14 of the 1934 Act, (n) such other information relating to any proposed item of business as the corporation may reasonably require to determine whether such proposed item of business is a proper matter for stockholder action, (o) any proxy, contract, arrangement, understanding or relationship pursuant to which the stockholder or any Stockholder Associated Person has a right to vote any shares of any security of the corporation, (p) any material pending or threatened legal proceeding in which the stockholder or any Stockholder Associated Person is a party or material participant involving the corporation or any of its officers, directors or affiliates, (q) any material relationship between the stockholder or any Stockholder Associated Person, on the one hand, and the corporation or any of its officers, directors or affiliates, on the other hand, and (r) a representation and undertaking as to whether the stockholder or any Stockholder Associated Person intends, or is part of a group that intends, to (i) deliver a proxy statement or form of proxy to or otherwise solicit proxies from holders of at least the percentage of the voting power of the corporation’s then-outstanding stock required to approve or adopt the proposal or (ii) otherwise solicit proxies from stockholders in support of such proposal (such information provided and statements made as required by clauses (a) through (r), a “Business Solicitation Statement”). In addition, to be in proper written form and timely, a stockholder’s notice (and any additional information submitted to the corporation in connection therewith) to the secretary must be updated and supplemented (A) if necessary, so that the information provided or required to be provided in such notice is true and correct as of the record date(s) for determining the stockholders entitled to notice of, and to vote at, the annual meeting and as of the date that is 10 business days prior to the annual meeting or any adjournment, rescheduling, postponement or other delay thereof, and (B) to provide any additional information that the corporation may reasonably request. Such update and supplement or additional information must be received by the secretary at the principal executive offices of the corporation, in the case of a request for additional information, promptly following a request therefor, which response must be received by the secretary not later than such reasonable time as is specified in any such request from the corporation or, in the case of any other update or supplement of any information, not later than five business days after the record date(s) for the annual meeting (in the case of any update and supplement required to be made as of the record date(s)), and not later than eight business days prior to the date of the annual meeting or any adjournment, rescheduling, postponement or other delay thereof (in the case of any update or supplement required to be made as of 10 business days prior to the annual meeting or any adjournment, rescheduling, postponement or other delay thereof). The failure to timely provide such update, supplement or additional information shall result in the proposal no longer being eligible for consideration at the annual meeting. For purposes of this Section 2.4, a “Stockholder Associated Person” of any stockholder shall mean (i) any beneficial owner of shares of stock of the corporation on whose behalf the stockholder is proposing such business or proposing a director nomination, as the case may be, and (ii) any person controlling, controlled by or under common control, in each case, directly or indirectly, or acting in concert with, such stockholder or beneficial owner.

(3) In addition, business proposed to be brought by a stockholder may not be brought before the annual meeting if such stockholder or a Stockholder Associated Person, as applicable, takes action contrary to the representations made in the Business Solicitation Statement applicable to such business or if the Business Solicitation Statement applicable to such business contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading.

(4) The foregoing notice requirements of this Section 2.4 shall be deemed satisfied by a stockholder if the stockholder has notified the corporation of his, her or its intention to present a proposal at an annual meeting in compliance with applicable rules and regulations promulgated under the 1934 Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the corporation to solicit proxies for such annual meeting.

(5) Notwithstanding the foregoing, in order to include information with respect to a stockholder proposal in the proxy statement and form of proxy for a stockholders’ meeting, stockholders must provide notice as required by the regulations promulgated under the 1934 Act. Nothing contained in this Section 2.4 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the 1934 Act (or any successor provision of law).

(6) Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section 2.4. The chairperson of the annual meeting shall, if the facts warrant, determine and declare at the meeting that business was not properly brought before the meeting and in accordance with the procedures prescribed in these bylaws, and, if the chairperson should so determine, the chairperson shall so declare at the meeting that any such business not properly brought before the meeting shall not be transacted.

(ii) Advance Notice of Director Nominations at Annual Meetings. Only persons who are nominated in accordance with the procedures set forth in this Section 2.4 shall be eligible for election or re-election as directors at an annual meeting of stockholders. Nominations of persons for election or re-election to the Board at an annual meeting of stockholders shall be made only (A) by or at the direction of the Board, or any committee thereof that has been formally delegated authority to nominate such persons pursuant to a resolution adopted by a majority of the authorized number of directors, or (B) by a stockholder of the corporation who (a) is a stockholder of record at the time of the giving of the notice provided for in this Section 2.4(ii), (b) is a stockholder of record on the record date for the determination of stockholders entitled to notice of the annual meeting, (c) is a stockholder of record on the record date for the determination of stockholders entitled to vote in the election of directors at the annual meeting, (d) is a stockholder of record at the time of the annual meeting and (e) has complied with the notice procedures set forth in this Section 2.4. In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the secretary at the principal executive offices of the corporation.

(1) To comply with clause (B) of Section 2.4(ii) above, a nomination to be made by a stockholder must set forth all information required under this Section 2.4(ii) and must be received by the secretary at the principal executive offices of the corporation at the time set forth in, and in accordance with, the final three sentences of Section 2.4(i)(1) above. In no event may a stockholder provide notice with respect to a greater number of director candidates than there are director seats subject to election by stockholders at the annual meeting. If the number of directors to be elected to the Board is increased and there is no Public Announcement naming all of the nominees for director or specifying the size of the increased Board at least ten (10) days before the last day that a stockholder may deliver a notice of nomination pursuant to the foregoing provisions, then a stockholder’s notice required by this Section 2.4(ii) will also be considered timely, but only with respect to any nominees for any new positions created by such increase, if it is received by the secretary at the principal executive offices of the corporation not later than 5:00 p.m., Central Time, on the 10th day following the day on which such Public Announcement is first made.

(2) To be in proper written form, a stockholder’s notice to the secretary shall set forth: (a) as to each person (a “nominee”) whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of the nominee, (ii) the principal occupation or employment of the nominee, (iii) the class or series and number of all shares of capital stock of the corporation which are owned beneficially or held of record by the nominee and any Derivative Instruments held or beneficially owned by the nominee, including the full notional amount of any securities that, directly or indirectly, underlie any such Derivative Instrument, (iv) any other agreement, arrangement or understanding that has been made the effect or intent of which is to create or mitigate loss to, or to manage the risk or benefit of stock price changes for, or to increase or decrease the voting power or pecuniary or economic interest of, the nominee with respect to securities of the corporation, (v) any direct or indirect compensatory, payment, indemnification or other financial agreement, arrangement or understanding that such nominee has, or has had within the past three years, with any person or entity other than the corporation (including, without limitation, the amount of any payment or payments received or receivable thereunder), in each case in connection with candidacy or service as a director of the corporation (such agreement, arrangement or understanding, a “Third-Party Compensation Arrangement”), (vi) a description of any other material relationships between such nominee and such nominee’s respective affiliates and associates, or others acting in concert with them, on the one hand, and such stockholder giving the notice and any Stockholder Associated Person, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such stockholder or Stockholder Associated Person were the “registrant” for purposes of such rule and such person were a director or executive officer of such registrant, (vii) a written statement executed by the nominee consenting to (x) being named as a nominee of such stockholder, (y) serving as a director of the corporation if elected and (z) being named in the corporation’s form of proxy pursuant to Rule 14a-19 under the 1934 Act (“Rule 14a-19”), (viii) a written statement by the nominee that such nominee, if elected, intends to tender, promptly following such nominee’s election or re-election, an irrevocable resignation effective upon such nominee’s failure to receive the required vote for re-election at the next meeting at which such nominee would face re-election and upon acceptance of such resignation by the Board, in accordance with the corporation’s Corporate Governance Guidelines, (ix) such nominee’s written representation and undertaking that such nominee (A) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such nominee, if elected as a director of the corporation, will act or vote on any issue or question, (B) is not and will not become a party to any Third Party Compensation Arrangement that has not been disclosed to the corporation in such representation and undertaking, (C) in such nominee’s individual capacity, would be in compliance with, if elected as a director of the corporation, and will comply with, and, upon election, execute any requisite documentation pertaining to, the corporation’s confidentiality, corporate governance, conflict of interest, Regulation FD, code of ethics, stock ownership and trading policies and guidelines, and other policies and guidelines applicable to directors and in effect during such nominee’s term in office as a director, such documentation to include a confidentiality agreement between the corporation and such nominee (and, if requested by any candidate for nomination, the secretary will provide to such proposed nominee all such policies and guidelines then in effect), and (D) if elected, intends to serve a full term on the Board, and (x) any other information relating to the nominee that would be required to be disclosed about such nominee if proxies were being solicited for the election or re-election of the nominee as a director, or that is otherwise required, in each case pursuant to Section 14 of the 1934 Act; and (b) as to the stockholder giving the notice, (i) the information required to be provided pursuant to clauses (b) through (q) of Section 2.4(i)(2) above, and the update and supplement referenced in the second sentence of Section 2.4(i)(2) above (except that the references to “business” in such clauses shall instead refer to nominations of directors for purposes of this paragraph), with such update and supplement being subject to the terms of the second and third sentences of Section 2.4(i)(2), and (ii) a representation and undertaking as to whether the stockholder or Stockholder Associated Person intends or is part of a group which intends, to (A) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the voting power of the corporation’s outstanding stock required to elect or re-elect the nominee or nominees (which representation and undertaking must include a statement as to whether such stockholder or any Stockholder Associated Person intends to solicit the requisite percentage of the voting power of the corporation’s stock under Rule 14a-19), or (B) otherwise solicit proxies from stockholders in support of such nomination (such information provided and statements made as required by this Section 2.4(ii), a “Nominee Solicitation Statement”). No later than five business days prior to the annual meeting or any adjournment, rescheduling, postponement or other delay thereof, a stockholder nominating individuals for election or re-election as a director will provide the corporation with reasonable evidence that such stockholder has met the requirements of Rule 14a-19. The failure to timely provide such update, supplement, evidence or additional information shall result in such nominee(s) no longer being eligible for consideration at the annual meeting.

(3) No person shall be eligible for election or re-election as a director of the corporation at an annual meeting of stockholders unless nominated in accordance with the procedures set forth in this Section 2.4. If the stockholder fails to comply with the requirements of Rule 14a-19 (including because the stockholder fails to provide the corporation with all information or notices required by Rule 14a-19), then the director nominee(s) proposed by such stockholder shall be ineligible for election or re-election at the annual meeting, and any votes or proxies in respect of such nomination shall be disregarded, notwithstanding that such proxies may have been received by the corporation and counted for the purposes of determining quorum. In addition, a nominee shall not be eligible for election or re-election if a stockholder or Stockholder Associated Person, as applicable, takes action contrary to the representations made in the Nominee Solicitation Statement applicable to such nominee or in any other notice to the corporation or if the Nominee Solicitation Statement applicable to such nominee or any other information provided to the corporation by or on behalf of such nominee contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading. The chairperson of the meeting shall, if the facts warrant, determine and declare at the annual meeting that a nomination was not made in accordance with the procedures prescribed by these bylaws, and if the chairperson should so determine, the chairperson shall so declare at the meeting, and the defective nomination shall be disregarded.

(iii) Advance Notice of Director Nominations for Special Meetings.

(1) Only such business will be conducted at a special meeting of stockholders as has been brought before the special meeting pursuant to the Company’s notice of meeting. For a special meeting of stockholders at which directors are to be elected or re-elected, nominations of persons for election or re-election to the Board shall be made only (A) by or at the direction of the Board, or any committee thereof that has been formally delegated authority to nominate such persons pursuant to a resolution adopted by the affirmative vote of a majority of the authorized number of directors, or (B) by any stockholder of the corporation who (a) is a stockholder of record at the time of the giving of the notice required by this Section 2.4(iii), (b) is a stockholder of record on the record date for the determination of stockholders entitled to notice of the special meeting, (c) is a stockholder of record on the record date for the determination of stockholders entitled to vote at the special meeting, (d) is a stockholder of record at the time of the special meeting and (e) delivers a timely written notice of the nomination to the secretary that includes the information set forth in Section 2.4(ii)(2) above (with references therein to “annual meeting” deemed to mean “special meeting” for the purposes of this Section 2.4(iii)). To be timely, such notice must be received by the secretary at the principal executive offices of the corporation not earlier than 8:00 a.m., Central Time, on the 120th day prior to the day of the special meeting and not later than 5:00 p.m., Central Time, on the later of (A) the 90th day prior to such special meeting or (B) the 10th day following the day on which Public Announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected or re-elected at such special meeting. In no event shall any adjournment, rescheduling, postponement or other delay of a special meeting or any announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(2) A person shall not be eligible for election or re-election as a director at a special meeting unless the person is nominated (a) by or at the direction of the Board or any committee thereof that has been formally delegated authority to nominate any such persons pursuant to a resolution adopted by the affirmative vote of a majority of the authorized number of directors or (b) by a stockholder in accordance with the notice procedures set forth in this Section 2.4(iii). In addition, a nominee shall not be eligible for election or re-election if a stockholder or Stockholder Associated Person, as applicable, takes action contrary to the representations made in the Nominee Solicitation Statement applicable to such nominee or in any other notice to the corporation or if the Nominee Solicitation Statement applicable to such nominee or any other information provided to the corporation by or on behalf of such nominee contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading. The chairperson of the special meeting shall, if the facts warrant, determine and declare at the meeting that a nomination or business was not made in accordance with the procedures prescribed by these bylaws, and if the chairperson should so determine, the chairperson shall so declare at the meeting, and the defective nomination or business shall be disregarded.

(iv) Other Requirements and Procedures.

(1) In addition to the foregoing provisions of this Section 2.4, a stockholder must also comply with all applicable requirements of state law and of the 1934 Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.4.

(2) Nothing in this Section 2.4 shall prevent the consideration and approval or disapproval at a meeting of stockholders of reports of officers, directors and committees of the Board, but in connection therewith no new business shall be acted upon at any such meeting unless stated, filed and received as herein provided. Notwithstanding anything in these bylaws to the contrary, no business brought before a meeting by a stockholder shall be conducted at a meeting of stockholders except in accordance with procedures set forth in this Section 2.4.

(3) To be eligible to be a nominee of any stockholder for election or re-election as a director of the corporation, the proposed nominee must provide to the secretary, in accordance with the applicable time periods prescribed for delivery of notice under Section 2.4(ii)(1) or Section 2.4(iii), a signed and completed written questionnaire (in the form provided by the secretary at the written request of the nominating stockholder, which form will be provided by the secretary within 10 days of receiving such request) containing information regarding such nominee’s background and qualifications and such other information as may reasonably be required by the corporation to determine the eligibility of such nominee to serve as a director of the corporation or to serve as an independent director of the corporation.

(4) At the request of the Board, any person nominated by the Board for election or re-election as a director must furnish to the secretary the information that is required to be set forth in a stockholder’s notice of nomination pertaining to such nominee.

(5) For the avoidance of doubt, the obligation to update and supplement, or provide additional information or evidence, as set forth in these bylaws shall not limit the corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines pursuant to these bylaws or enable or be deemed to permit a stockholder who has previously submitted notice pursuant to these bylaws to amend or update any nomination or to submit any new nomination. No disclosure pursuant to these bylaws will be required with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is the stockholder submitting a notice pursuant to this Section 2.4 solely because such broker, dealer, commercial bank, trust company or other nominee has been directed to prepare and submit the notice required by these bylaws on behalf of a beneficial owner.

(6) Notwithstanding anything to the contrary in this Section 2.4, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear in person at the applicable meeting to present a nomination or other proposed business, such nomination will be disregarded or such proposed business will not be transacted, as the case may be, notwithstanding that proxies in respect of such nomination or business may have been received by the corporation and counted for purposes of determining a quorum. For purposes of this Section 2.4, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the applicable meeting, and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the applicable meeting.

2.5 MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE.

Notice of any meeting of stockholders shall be given in accordance with Section 232 of the DGCL, and such notice shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Except as otherwise provided in the DGCL, the certificate of incorporation or these bylaws, the notice of any meeting of stockholders shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting.

An affidavit of the secretary or an assistant secretary of the corporation or of the transfer agent or any other agent of the corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

2.6 QUORUM.

The holders of a majority of the voting power of the capital stock of the corporation issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders, unless otherwise required by law, the certificate of incorporation, these bylaws or the rules of any applicable stock exchange on which the corporation’s securities are listed. Where a separate vote by a class or series or classes or series is required, a majority of the voting power of the outstanding shares of such class or series or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter, except as otherwise required by law, the certificate of incorporation, these bylaws or the rules of any applicable stock exchange on which the corporation’s securities are listed.

If, however, such quorum is not present or represented at any meeting of the stockholders, then either (i) the chairperson of the meeting, or (ii) the stockholders entitled to vote at the meeting, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

2.7 ADJOURNED MEETING; NOTICE.

Any meeting of stockholders may be adjourned from time to time by the chairperson of the meeting to another place, if any, date or time, whether or not a quorum is present. When a meeting is adjourned to another time or place (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication), notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are (i) announced at the meeting at which the adjournment is taken, (ii) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication or (iii) set forth in the notice of meeting given in accordance with Section 222(a) of the DGCL. At the adjourned meeting, the corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board shall fix a new record date for notice of such adjourned meeting in accordance with Section 213(a) of the DGCL and Section 2.11 of these bylaws, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.

2.8 CONDUCT OF BUSINESS.

The Board may adopt by resolution such rules and regulations for the conduct of any meeting of the stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the chairperson of any meeting of the stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairperson or secretary, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chairperson of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) the determination of when the polls shall open and close for any given matter or matters to be voted on at the meeting; (iii) rules and procedures for maintaining order at the meeting and the safety of those present; (iv) limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies or such other persons as the chairperson of the meeting shall determine; (v) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (vi) limitations on the time allotted to questions or comments by participants. The chairperson of any meeting of stockholders shall be designated by the Board; in the absence of such designation, the chairperson of the Board, if any, or the chief executive officer (in the absence of the chairperson of the Board), or the president (in the absence of the chairperson of the Board and the chief executive officer), or in their absence any other executive officer of the corporation, shall serve as chairperson of the stockholder meeting.

2.9 VOTING.

The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 2.11 of these bylaws, subject to Section 217 (relating to voting rights of fiduciaries, pledgors and joint owners of stock) and Section 218 (relating to voting trusts and other voting agreements) of the DGCL.

Except as may be otherwise provided in the certificate of incorporation, each stockholder represented at a meeting of stockholders shall be entitled to cast one vote for each share of the capital stock held by such stockholder as of the applicable record date that has voting power upon the matter in question.

Except as otherwise provided by law, the certificate of incorporation, these bylaws or the rules of any applicable stock exchange on which the corporation’s securities are listed, in all matters other than the election of directors, the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders. Except as otherwise required by law, the certificate of incorporation or these bylaws, each director to be elected by stockholders shall be elected by the vote of the majority of the votes cast at any meeting for the election of directors at which a quorum is present, subject to the rights of the holders of any series of preferred stock of the corporation to elect directors in accordance with the terms thereof. For purposes of this bylaw, a majority of the votes cast shall mean that the number of votes cast “for” a director’s election exceeds fifty percent (50%) of the number of votes cast with respect to that director’s election. Votes cast shall include votes “against” a director’s election and shall exclude abstentions and broker non-votes with respect to that director’s election. Notwithstanding the foregoing, in the event of a contested election of directors, directors shall be elected by the vote of a plurality of the votes cast at any meeting for the election of directors at which a quorum is present. For purposes of this bylaw, an election shall be deemed to be contested if the secretary has received one or more notices that a stockholder or stockholders intend to nominate a person or persons for election to the Board, which notice(s) purports to be in compliance with Section 2.4 of these bylaws and all such nominations have not been withdrawn by the proposing stockholder(s) on or prior to the tenth (10th) day preceding the date the corporation first sends its notice of meeting for such meeting to its stockholders (regardless of whether all such nominations are subsequently withdrawn and regardless of whether the Board determines that any such notice is not in compliance with Section 2.4 of these bylaws). If directors are to be elected by a plurality of the votes cast, stockholders shall not be permitted to vote against a nominee. Except as otherwise provided by law, the certificate of incorporation, these bylaws or the rules of any applicable stock exchange on which the corporation’s securities are listed, where a separate vote by a class or series or classes or series is required, in all matters other than the election of directors, the affirmative vote of the majority of the voting power of the outstanding shares of such class or series or classes or series present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of such class or series or classes or series.

2.10 STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING.

Unless otherwise provided in the certificate of incorporation and subject to the rights of the holders of the shares of any series of preferred stock of the corporation or any other class of stock or series thereof having a preference over the common stock of the corporation as to dividends or upon liquidation, any action required or permitted to be taken by the stockholders of the corporation must be effected at a duly called annual or special meeting of stockholders of the corporation and may not be effected by any consent in writing by such stockholders.

2.11 RECORD DATE FOR STOCKHOLDER NOTICE; VOTING; GIVING CONSENTS.

In order that the corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted and which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination.

If the Board does not so fix a record date, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the provisions of Section 213 of the DGCL and this Section 2.11 at the adjourned meeting.

In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

2.12 PROXIES.

Each stockholder entitled to vote at a meeting of stockholders, or such stockholder’s authorized officer, director, employee or agent, may authorize another person or persons to act for such stockholder by proxy authorized by a document or by a transmission permitted by law filed in accordance with the procedure established for the meeting, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. The authorization of a person to act as a proxy may be documented, signed and delivered in accordance with Section 116 of the DGCL; provided that such authorization shall set forth, or be delivered with information enabling the corporation to determine, the identity of the stockholder granting such authorization. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212(e) of the DGCL.

2.13 LIST OF STOCKHOLDERS ENTITLED TO VOTE.

The corporation shall prepare, no later than the tenth day before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting; provided, however, if the record date for determining the stockholders entitled to vote is less than 10 days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. The corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of ten (10) days ending on the day before the meeting date: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the corporation’s principal place of business. In the event that the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders of the corporation.

The stock ledger of the corporation shall be the only evidence as to who are the stockholders entitled to examine the list required by Section 2.13 or to vote in person or by proxy at any meeting of the stockholders.

2.14 INSPECTORS OF ELECTION.

Before any meeting of stockholders, the corporation shall appoint an inspector or inspectors of election to act at the meeting or its adjournment. The corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. Unless provided by law, inspectors may be officers, employees or agents of the corporation.

Such inspectors shall:

(i) ascertain the number of shares outstanding and the voting power of each;

(ii) determine the shares represented at the meeting, and the validity of proxies and ballots;

(iii) count all votes and ballots;

(iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and

(v) certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots.

The inspectors of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical. If there are multiple inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein.

Article III

DIRECTORS

3.1 POWERS.

Subject to the provisions of the DGCL and any limitations in the certificate of incorporation, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board.

3.2 NUMBER OF DIRECTORS.

Unless the certificate of incorporation fixes the number of directors, the authorized number of directors shall be determined from time to time by resolution of the Board, provided the Board shall consist of at least one member. No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.

3.3 ELECTION, QUALIFICATION AND TERM OF OFFICE OF DIRECTORS.

Except as provided in Section 3.4 of these bylaws, each director, including a director elected to fill a vacancy or newly created directorship, shall hold office until the expiration of the term for which elected and until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal. Directors need not be stockholders unless so required by the certificate of incorporation or these bylaws. The certificate of incorporation or these bylaws may prescribe other qualifications for directors.

If so provided in the certificate of incorporation, the directors of the corporation shall be divided into three classes.

3.4 RESIGNATION AND VACANCIES.

Any director may resign at any time upon notice given in writing or by electronic transmission to the corporation. A resignation is effective when it is delivered unless the resignation specifies a later effective time or an effective time determined upon the happening of an event or events. Unless otherwise specified in the notice of resignation, acceptance of such resignation shall not be necessary to make it effective. A resignation which is conditioned upon the director failing to receive a specified vote for re-election as a director may provide that it is irrevocable. Unless otherwise provided in the certificate of incorporation or these bylaws, when one or more directors so resigns, a majority of the directors then in office (although less than a quorum), or a sole remaining director, shall have power to fill such vacancy or vacancies, and each director so chosen shall hold office until the next election of the class for which such director shall have been chosen and until such director’s successor shall have been duly elected and qualified. Unless otherwise provided in the certificate of incorporation or these bylaws, when one or more directors so resigns and the resignation is effective at a future time, a majority of the directors then in office (although less than a quorum), or a sole remaining director, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office until the next election of the class for which such director shall have been chosen and until such director’s successor shall have been duly elected and qualified.

Unless otherwise provided in the certificate of incorporation or these bylaws, vacancies on the Board resulting from death, resignation, disqualification, removal or other causes and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class shall, unless the Board determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders, except as otherwise provided by law, be filled only by the affirmative vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director, and not by the stockholders. If the directors are divided into classes, a person so appointed by the directors then in office to fill a vacancy or newly created directorship shall hold office until the next election of the class for which such director shall have been chosen and until such director’s successor shall have been duly elected and qualified.

If at any time, by reason of death or resignation or other cause, the corporation should have no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance with the provisions of the certificate of incorporation or these bylaws, or may apply to the Court of Chancery of the State of Delaware for a decree summarily ordering an election as provided in Section 211 of the DGCL.

If, at the time of filling any vacancy or any newly created directorship, the directors then in office constitute less than a majority of the whole Board (as constituted immediately prior to any such increase), then the Court of Chancery of the State of Delaware may, upon application of any stockholder or stockholders holding at least ten percent (10%) of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office as aforesaid, which election shall be governed by the provisions of Section 211 of the DGCL as far as applicable.

3.5 PLACE OF MEETINGS; MEETINGS BY TELEPHONE.

The Board may hold meetings, both regular and special, either within or outside the State of Delaware.

Unless otherwise restricted by the certificate of incorporation or these bylaws, members of the Board may participate in a meeting of the Board by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

3.6 REGULAR MEETINGS.

Regular meetings of the Board may be held without notice at such time and at such place as shall from time to time be determined by the Board.

3.7 SPECIAL MEETINGS; NOTICE.

Special meetings of the Board for any purpose or purposes may be called at any time by the chairperson of the Board, the chief executive officer, the president, the secretary or a majority of the authorized number of directors; provided that the person(s) authorized to call a special meeting of the Board may authorize another person or persons to send notice of such meeting.

Notice of the time and place of special meetings shall be:

(i) delivered personally by hand, by courier or by telephone;

(ii) sent by United States first-class mail, postage prepaid;

(iii) sent by facsimile;

(iv) sent by electronic mail; or

(v) otherwise given by electronic transmission (as defined in Section 232 of the DGCL),

directed to each director at that director’s address, telephone number, facsimile number, electronic mail address or other contact for notice by electronic transmission, as the case may be, as shown on the corporation’s records.

If the notice is (i) delivered personally by hand, by courier or by telephone, (ii) sent by facsimile, (iii) sent by electronic mail or (iv) otherwise given by electronic transmission, it shall be delivered, sent or otherwise directed to each director, as applicable, at least twenty-four (24) hours before the time of the holding of the meeting. If the notice is sent by United States mail, it shall be deposited in the United States mail at least four (4) days before the time of the holding of the meeting. Any oral notice of the time and place of the meeting may be communicated to the director in lieu of written notice if such notice is communicated at least 24 hours before the time of the holding of the meeting. The notice need not specify the place of the meeting (if the meeting is to be held at the corporation’s principal executive office) nor the purpose of the meeting, unless required by statute.

3.8 QUORUM; VOTING.

At all meetings of the Board, a majority of the authorized number of directors shall constitute a quorum for the transaction of business. The affirmative vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board, except as may be otherwise specifically provided by statute, the certificate of incorporation or these bylaws. If a quorum is not present at any meeting of the Board, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

3.9 BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING.

Unless otherwise restricted by the certificate of incorporation or these bylaws, (i) any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission and (ii) a consent may be documented, signed and delivered in any manner permitted by Section 116 of the DGCL. Any person (whether or not then a director) may provide, whether through instruction to an agent or otherwise, that a consent to action will be effective at a future time (including a time determined upon the happening of an event), no later than 60 days after such instruction is given or such provision is made and such consent shall be deemed to have been given for purposes of this Section 3.9 at such effective time so long as such person is then a director and did not revoke the consent prior to such time. Any such consent shall be revocable prior to its becoming effective. After an action is taken, the consent or consents relating thereto shall be filed with the minutes of the proceedings of the Board, or the committee thereof, in the same paper or electronic form as the minutes are maintained.

3.10 FEES AND COMPENSATION OF DIRECTORS.

Unless otherwise restricted by the certificate of incorporation or these bylaws, the Board shall have the authority to fix the compensation of directors.

No such compensation shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for service as committee members.

3.11 REMOVAL OF DIRECTORS.

The Board or any individual director may be removed from office by stockholders of the corporation in the manner specified in the certificate of incorporation and applicable law.

No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director’s term of office.

3.12 INTERESTED DIRECTORS

No contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction, or solely because any such director's or officer's vote is counted for such purpose if: (i) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified by the Board, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee which authorizes the contract or transaction.

Article IV

COMMITTEES

4.1 COMMITTEES OF DIRECTORS.

The Board may, by resolution adopted by the affirmative vote of a majority of the authorized number of directors, designate one (1) or more committees, each committee to consist of one (1) or more of the directors of the corporation. The Board may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board or in these bylaws, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority to (i) approve or adopt, or recommend to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval, or (ii) adopt, amend or repeal any bylaw of the corporation.

4.2 COMMITTEE MINUTES.

Each committee and subcommittee shall keep regular minutes of its meetings.

4.3 MEETINGS AND ACTION OF COMMITTEES.

Unless otherwise specified by the Board, meetings and actions of committees and subcommittees shall be governed by, and held and taken in accordance with, the provisions of:

(i) Section 3.5 (place of meetings and meetings by telephone);

(ii) Section 3.6 (regular meetings);

(iii) Section 3.7 (special meetings and notice);

(iv) Section 3.8 (quorum; voting);

(v) Section 3.9 (action without a meeting); and

(vi) Section 6.12 (waiver of notice)

with such changes in the context of those bylaws as are necessary to substitute the committee or subcommittee and its members for the Board and its members. However:

(i) the time and place of regular meetings of committees or subcommittees may be determined either by resolution of the Board or by resolution of the committee or subcommittee;

(ii) special meetings of committees or subcommittees may also be called by resolution of the Board or the committee or the subcommittee; and

(iii) notice of special meetings of committees and subcommittees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee or subcommittee. The Board or a committee or subcommittee may also adopt other rules for the government of any committee or subcommittee.

4.4 SUBCOMMITTEES.

Unless otherwise provided in the certificate of incorporation, these bylaws or the resolutions of the Board designating the committee, a committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee.

Article V

OFFICERS

5.1 OFFICERS.

The officers of the corporation shall be a president and a secretary. The corporation may also have, at the discretion of the Board, a chairperson of the Board, a vice chairperson of the Board, a chief executive officer, a chief financial officer or treasurer, one or more vice presidents, one or more assistant vice presidents, one or more assistant treasurers, one or more assistant secretaries, and any such other officers as may be appointed in accordance with the provisions of these bylaws. Any number of offices may be held by the same person.

5.2 APPOINTMENT OF OFFICERS.

The Board shall appoint the officers of the corporation, except such officers as may be appointed in accordance with the provisions of Section 5.3 of these bylaws, subject to the rights, if any, of an officer under any contract of employment.

5.3 SUBORDINATE OFFICERS.

The Board, or any duly authorized committee or subcommittee thereof, may appoint, or empower any officer to appoint, such other officers as the business of the corporation may require. Each of such officers shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws or as determined from time to time by the Board or, for the avoidance of doubt, any duly authorized committee or subcommittee thereof or by any officer who has been conferred such power of determination.

5.4 REMOVAL AND RESIGNATION OF OFFICERS.

Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the Board or, for the avoidance of doubt, any duly authorized committee or subcommittee thereof or by any officer upon whom such power of removal may be conferred by the Board.

Any officer may resign at any time by giving notice, in writing or by electronic transmission, to the corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice. Unless otherwise specified in the notice of resignation, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

5.5 VACANCIES IN OFFICES.

Any vacancy occurring in any office of the corporation shall be filled by the Board or as provided in Section 5.3.

5.6 REPRESENTATION OF SECURITIES OF OTHER ENTITIES.

The chairperson of the Board, the chief executive officer, the president, any vice president, the treasurer, the secretary or assistant secretary of this corporation, or any other person authorized by the Board or the chief executive officer, the president or a vice president, is authorized to vote, represent, and exercise on behalf of this corporation all rights incident to any and all shares or other securities of, or interests in, or issued by, any other entity or entities, and all rights incident to any management authority conferred on this corporation in accordance with the governing documents of any entity or entities, standing in the name of this corporation, including the right to act by written consent. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

5.7 AUTHORITY AND DUTIES OF OFFICERS.

All officers of the corporation shall respectively have such authority and perform such duties in the management of the business of the corporation as may be designated from time to time by the Board or, for the avoidance of doubt, any duly authorized committee or subcommittee thereof or by any officer who has been conferred such power of designation and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board.

Article VI

GENERAL MATTERS

6.1 EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS.

The Board, except as otherwise provided by law, the certificate of incorporation or these bylaws, may authorize any officer or officers, or agent or agents, or employee or employees, to enter into any contract or execute any document or instrument in the name of and on behalf of the corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board or within the agency power of an officer, agent or employee, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

6.2 STOCK CERTIFICATES; PARTLY PAID SHARES.

The shares of the corporation shall be represented by certificates, provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Unless otherwise provided by resolution of the Board, every holder of stock represented by certificates shall be entitled to have a certificate signed by, or in the name of, the corporation by any two officers of the corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

The corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate issued to represent any such partly paid shares, or upon the books and records of the corporation in the case of uncertificated partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully paid shares, the corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

6.3 SPECIAL DESIGNATION ON CERTIFICATES.

If the corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the DGCL, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Within a reasonable time after the issuance or transfer of uncertificated stock, the registered owner thereof shall be given a notice, in writing or by electronic transmission, containing the information required to be set forth or stated on certificates pursuant to this Section 6.3 or Sections 151, 156, 202(a), 218(a) or 364 of the DGCL or with respect to this Section 6.3 a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated stock and the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.

6.4 LOST CERTIFICATES.

Except as provided in this Section 6.4, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the corporation and cancelled at the same time. The corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

6.5 CONSTRUCTION; DEFINITIONS.

Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the DGCL shall govern the construction of these bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes a corporation, partnership, limited liability company, joint venture, trust or other enterprise, and a natural person. Any reference in these bylaws to a section of the DGCL shall be deemed to refer to such section as amended from time to time and any successor provisions thereto.

6.6 DIVIDENDS.

The Board, subject to any restrictions contained in the certificate of incorporation or applicable law, may declare and pay dividends upon the shares of its capital stock. Dividends may be paid in cash, in property, or in shares of the corporation’s capital stock, subject to the provisions of the certificate of incorporation.

The Board may set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the corporation, and meeting contingencies.

6.7 FISCAL YEAR.

The fiscal year of the corporation shall be fixed by resolution of the Board and may be changed by the Board.

6.8 SEAL.

The corporation may adopt a corporate seal, which shall be adopted and which may be altered by the Board. The corporation may use the corporate seal by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

6.9 TRANSFER OF STOCK.

Transfers of record of shares of stock of the corporation shall be made only upon its books by the holders thereof, in person or by an attorney duly authorized, and, subject to Section 6.4 of these bylaws, if such stock is certificated, upon the surrender of a certificate or certificates for a like number of shares, properly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer.

6.10 STOCK TRANSFER AGREEMENTS.

The corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes or series of stock of the corporation to restrict the transfer of shares of stock of the corporation of any one or more classes or series owned by such stockholders in any manner not prohibited by the DGCL.

6.11 REGISTERED STOCKHOLDERS.

The corporation:

(i) shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and notices and to vote as such owner;

(ii) to the fullest extent permitted by law, shall be entitled to hold liable for calls and assessments the person registered on its books as the owner of shares; and

(iii) shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

6.12 WAIVER OF NOTICE.

Whenever notice is required to be given under any provision of the DGCL, the certificate of incorporation or these bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, the directors, or members of a committee of directors, need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the certificate of incorporation or these bylaws.

Article VII

MANNER OF GIVING NOTICE

7.1 NOTICE OF STOCKHOLDERS’ MEETINGS.

Notice of any meeting of stockholders shall be given in the manner set forth in the DGCL.

7.2 NOTICE TO STOCKHOLDERS SHARING AN ADDRESS.

Except as otherwise prohibited under the DGCL, without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the corporation under the provisions of the DGCL, the certificate of incorporation or these bylaws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. Any such consent shall be revocable by the stockholder by written notice to the corporation. Any stockholder who fails to object in writing to the corporation, within 60 days of having been given written notice by the corporation of its intention to send the single notice, shall be deemed to have consented to receiving such single written notice. This Section 7.2 shall not apply to Sections 164, 296, 311, 312 or 324 of the DGCL.

7.3 NOTICE TO PERSON WITH WHOM COMMUNICATION IS UNLAWFUL.

Whenever notice is required to be given, under the DGCL, the certificate of incorporation or these bylaws, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the corporation is such as to require the filing of a certificate under the DGCL, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

Article VIII

INDEMNIFICATION

8.1 INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The corporation shall indemnify and hold harmless, to the fullest extent permitted by the DGCL as it presently exists or may hereafter be amended, any director or officer of the corporation who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of the fact that such person, or a person for whom such person is the legal representative, is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such person in connection with any such Proceeding. The corporation shall be required to indemnify a person in connection with a Proceeding (or part thereof) initiated by such person only if the Proceeding (or part thereof) was authorized by the Board.

8.2 INDEMNIFICATION OF OTHERS.

The corporation shall have the power to indemnify and hold harmless, to the extent permitted by applicable law as it presently exists or may hereafter be amended, any employee or agent of the corporation who was or is made or is threatened to be made a party or is otherwise involved in any Proceeding by reason of the fact that such person, or a person for whom such person is the legal representative, is or was an employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such person in connection with any such Proceeding.

8.3 PREPAYMENT OF EXPENSES.

The corporation shall pay the expenses incurred by any officer or director of the corporation, and may pay the expenses incurred by any employee or agent of the corporation, in defending any Proceeding in advance of its final disposition; provided, however, that the payment of expenses incurred by a person in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the person to repay all amounts advanced if it should be ultimately determined that the person is not entitled to be indemnified under this Article VIII or otherwise.

8.4 DETERMINATION; CLAIM.

If a claim for indemnification or payment of expenses under this Article VIII is not paid in full within sixty (60) days after a written claim therefor has been received by the corporation the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

8.5 NON-EXCLUSIVITY OF RIGHTS.

The rights conferred on any person by this Article VIII shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the certificate of incorporation, these bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

8.6 INSURANCE.

The corporation may purchase and maintain insurance to the fullest extent permitted by the DGCL on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of the DGCL.

8.7 OTHER INDEMNIFICATION.

The corporation’s obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or non-profit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.

8.8 AMENDMENT OR REPEAL.

Any repeal, elimination, amendment or modification of the foregoing provisions of this Article VIII shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal, elimination, amendment or modification.

Article IX

AMENDMENTS

Subject to the certificate of incorporation, these bylaws may be adopted, amended or repealed by the stockholders of the corporation entitled to vote. However, the corporation may, in its certificate of incorporation, confer the power to adopt, amend or repeal bylaws upon the directors. The fact that such power has been so conferred upon the directors shall not divest the stockholders of the power, nor limit their power to adopt, amend or repeal bylaws, subject to the certificate of incorporation

Article X

FORUM FOR ADJUDICATION OF DISPUTES

Unless the corporation consents in writing to the selection of an alternative forum (an “Alternative Forum Consent”), the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, another State court in Delaware or the federal district court for the District of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, stockholder, employee or agent of the corporation to the corporation or the corporation’s stockholders, (iii) any action asserting a claim against the corporation or any director, officer, stockholder, employee or agent of the corporation arising out of or relating to any provision of the DGCL or the certificate of incorporation or these bylaws (as either may be amended from time to time), or (iv) any action asserting a claim against the corporation or any director, officer, stockholder, employee or agent of the corporation governed by the internal affairs doctrine, except for, as to each of (i) through (iv) above, any claim as to which such court determines that there is an indispensable party not subject to the jurisdiction of such court (and the indispensable party does not consent to the personal jurisdiction of such court within 10 days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than such court, or for which such court does not have subject matter jurisdiction.

Unless the corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the sole and exclusive forum for the resolution of any claim asserting a cause of action arising under the Securities Act of 1933, as amended, against any person in connection with any offering of the corporation’s securities, including, without limitation and for the avoidance of doubt, any auditor, underwriter, expert, control person or other defendant.

Failure to enforce the foregoing provisions would cause the corporation irreparable harm and the corporation shall be entitled to equitable relief, including injunctive relief and specific performance, to enforce the foregoing provisions. Any person or entity purchasing, holding or otherwise acquiring any interest in any security of the corporation shall be deemed to have notice of and consented to the provisions of this Article X. This Article X shall be enforceable by any party to a complaint covered by the provisions of this Article X. For the avoidance of doubt, nothing contained in this Article X shall apply to any action brought to enforce a duty or liability created by the 1934 Act or any successor thereto. If any action the subject matter of which is within the scope of this Article X is filed in a court other than the Court of Chancery of the State of Delaware (or any other state or federal court located within the State of Delaware, as applicable) (a “Foreign Action”) by or in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the Court of Chancery of the State of Delaware (or such other state or federal court located within the State of Delaware, as applicable) in connection with any action brought in any such court to enforce this Article X and (ii) having service of process made upon such stockholder in any such action by service upon such stockholder's counsel in the Foreign Action as agent for such stockholder. The existence of any prior Alternative Forum Consent shall not act as a waiver of the corporation’s ongoing consent right as set forth above in this Article X with respect to any current or future actions or claims.